Schedule A
to the
Investment Advisory Agreement
Dated November 11, 2024
by and between
EA Series Trust and Empowered Funds, LLC

Ticker Symbol	Fund	Rate	Original Effective Date[1]
EMPL	Efficient Market Portfolio Long ETF	1.00%
EMPB	Efficient Market Portfolio Plus ETF	1.00%
GPT	Intelligent Alpha Atlas ETF[2]	0.69%	September 17, 2024
TOV	JLens 500 Jewish Advocacy U.S. ETF	0.18%
MAVF	Matrix Advisors Value ETF	0.75%
ORR	Militia Long/Short Equity ETF	1.30%
EDGE	MRBL Enhanced Equity ETF	0.74%
LENS	Sarmaya Thematic ETF	0.75%
MKAM	MKAM ETF[2]	0.50%[3]	March 27, 2023
AAVM	Alpha Architect Global Factor Equity ETF[4]	0.05–0.45%[5]	February 6, 2017
FDIV	MarketDesk Focused U.S. Dividend ETF	0.35%	September 15, 2023
FMTM	MarketDesk Focused U.S. Momentum ETF	0.45%
RCGE	RockCreek Global Equality ETF	0.95%
BESF	Bastion Energy ETF	0.80%
TAX	Cambria Tax Aware ETF	0.49%
ENDW	Cambria Endowment Style ETF	0.00% (zero)
GEW	Cambria Global EW ETF	0.25%
AMID	Argent Mid Cap ETF[2]	0.52%	June 17, 2022
ALIL	Argent Focused Small Cap ETF	0.74%
ABIG	Argent Large Cap ETF	0.49%
TRIO	MC Trio Buffered Equity ETF	0.70%
YOKE	Yoke Core ETF	0.30%
SMRI	Bushido Capital US Equity ETF[2]	0.71%	June 9, 2023
RNIN	Bushido Capital US SMID Cap Equity ETF	0.67%
BDGS	Bridges Capital Tactical Equity ETF[2]	0.78%	March 27, 2023
AOTG	AOT Growth and Innovation ETF[2]	0.75%	June 17, 2022
ECML	Euclidean Fundamental Value ETF[2]	0.95%	March 27, 2023
GFGF	Guru Favorite Stocks ETF[2]	0.65%	December 13, 2021
ITAN	Sparkline Intangible Value ETF[2]	0.50%	June 22, 2021
MBOX	Freedom Day Dividend ETF[2]	0.39%	April 30, 2021
MDLV	Morgan Dempsey Large Cap Value ETF[2]	0.58%	March 27, 2023
MOOD	Relative Sentiment Tactical Allocation ETF[2]	0.65%	March 18, 2022
DAK	Dakota Active Equity ETF	0.40%
SEMG	Suncoast Select Growth ETF	0.60%
RW	Rainwater Equity ETF[10]	0.93%
ROE	Astoria US Equal Weight Quality Kings ETF[2]	0.49%	June 9, 2023
GQQQ	Astoria US Quality Growth Kings ETF[2]	0.35%	September 6, 2024

Ticker Symbol	Fund	Rate	Original Effective Date[1]
IQGR	Astoria International Quality Growth Kings ETF[2]	0.58%	September 6, 2024
AGGA	EA Astoria Beacon Dynamic Core US Fixed Income ETF	0.48%
ACEP	ARS Core Equity Portfolio ETF	0.45%
AFOS	ARS Focused Opportunities Strategy ETF	0.45%
USEW	Cambria US EW ETF	0.25%
AAAA	Amplius Aggressive Asset Allocation ETF	0.49%
CAUS	Cloverpoint Core Alpha US ETF	0.50%
CAIN	Cloverpoint Core Alpha International ETF	0.50%
CAGB	Cloverpoint Core Alpha Global ETF	0.50%
CAPF	Cloverpoint Core Alpha Power Evolution ETF	0.50%
FRDM	Freedom 100 Emerging Markets ETF[2]	0.49%	May 16, 2019
STXF	Strive 500 ETF[2]	0.0545%	September 7, 2022
STXG	Strive 1000 Growth ETF[2]	0.18%	November 7, 2022
STXV	Strive 1000 Value ETF[2]	0.18%	November 7, 2022
STXK	Strive Small-Cap ETF[2]	0.18%	November 7, 2022
STXD	Strive 1000 Dividend Growth ETF[2]	0.35%	November 7, 2022
STXE	Strive Emerging Markets Ex-China ETF[2]	0.32	January 9, 2023
DRLL	Strive U.S. Energy ETF[2]	0.41%	July 26, 2022
SHOC	Strive U.S. Semiconductor ETF[2]	0.40%	July 26, 2022
FTWO	Strive Natural Resources and Security ETF[2]	0.49%	July 21, 2023
STXT	Strive Total Return Bond ETF[2]	0.49%	July 21, 2023
BUXX	Strive Enhanced Income Short Maturity ETF[2]	0.25%	July 21, 2023
QVAL	Alpha Architect U.S. Quantitative Value ETF[2,7]	0.28%	January 31, 2024
IVAL	Alpha Architect International Quantitative Value ETF[2,7]	0.38%	January 31, 2024
QMOM	Alpha Architect U.S. Quantitative Momentum ETF[2,7]	0.28%	January 31, 2024
IMOM	Alpha Architect International Quantitative Momentum ETF[2,7]	0.38%	January 31, 2024
HIDE	Alpha Architect High Inflation and Deflation ETF[2]	0.29%	November 4, 2022
CAOS	Alpha Architect Tail Risk ETF[2]	0.63%	November 4, 2022
BOXX	Alpha Architect 1-3 Month Box ETF[2]	0.2449%	November 4, 2022
BBLU	EA Bridgeway Blue Chip ETF[2]	0.15% on the first $3 billion 0.13% on the next $7 billion 0.12% on the next $10 billion 0.11% on assets above $20 billion	June 17, 2022
BSVO	EA Bridgeway Omni Small-Cap Value ETF[2]	0.47% on the first $1 billion 0.42% on the next $1 billion 0.40% above $2 billion	March 13, 2023
CCFE	Concourse Capital Focused Equity ETF	0.95%
CTEF	Castellan Targeted Equity ETF	0.45%
CTIF	Castellan Targeted Income ETF	0.45%
NIXT	Research Affiliates Deletions ETF	0.39%
RAUS	RACWI US ETF	0.15%
TCV	Towle Value ETF	0.85%
ATTR	Arin Tactical Tail Risk ETF	0.63%

Ticker Symbol	Fund	Rate	Original Effective Date[1]
BRES	Burney U.S. Equity Select ETF	0.79%
CDIG	City Different Investments Global Equity ETF	0.75%
CMIX	City Different Investments SMID Cap Core Equity ETF	0.75%
KEAT	Keating Active ETF	0.85%	December 1, 2023
SFGV	Sequoia Global Value ETF	0.33%	September 15, 2023
DIVD	Altrius Global Dividend ETF	0.49%	September 26, 2022
BRNY	Burney U.S. Factor Rotation ETF	0.79%	September 26, 2022
GDMA	Gadsden Dynamic Multi-Asset ETF	0.59%	October 31, 2020
DDX	Defined Duration 10 ETF[11]	0.25%[6]	September 15, 2021
BEEZ	Honeytree U.S. Equity ETF	0.64%	September 15, 2023
CREF	WHITEWOLF Commercial Real Estate Finance Income ETF	0.70%	September 15, 2023
LBO	WHITEWOLF Publicly Listed Private Equity ETF	0.70%	September 15, 2023
TBG	TBG Dividend Focus ETF[9]	0.45%	October 26, 2023
DDV	Defined Duration 5 ETF	0.25%
DDXX	Defined Duration 20 ETF	0.25%
WSGE	Warren Street Global Equity ETF	0.60%
WSGB	Warren Street Global Bond ETF	0.40%
AAEQ	Alpha Architect US Equity 2 ETF[8]	0.0945%
AAGW	Alpha Architect US Equity Growth ETF	0.25%
BFLB	BufferLABS US Equity Dynamic Buffer ETF	0.79%
DVGR	DAC 3D Dividend Growth ETF	0.65%
MNZL	Manzil Russell Halal USA Broad Market ETF	0.40%
AAUA	Alpha Architect US Equity 3 ETF[8]	0.0945%
AAUB	Alpha Architect US Equity 4 ETF[8]	0.0945%
AAUD	Alpha Architect US Equity 5 ETF[8]	0.0945%
AAUE	Alpha Architect US Equity 6 ETF[8]	0.0945%
ABCS	Alpha Blue Capital US Small-Mid Cap Dynamic ETF	0.40%	December 12, 2023
AVRY	Avory Foundational Equities ETF	0.89%
SQS	Sapient Quality Select ETF	0.80%
VPX	Variant Perception Cycle Aware US Equity ETF	0.80%
AVOS	Avos Global Equities ETF	0.50%
ENDQ	Cambria Endowment Style 2 ETF	0.00%
USLE	Cambria US Large Cap Equity ETF	0.25%
GEQ	Cambria Global EW 2 ETF	0.25%
GEX	Cambria Global EW 3 ETF	0.25%
DTAN	Sparkline International Intangible Value ETF	0.55%	September 4, 2024
STAN	Sparkline US Small Cap Intangible Value ETF	0.50%	September 4, 2024
ETAN	Sparkline Emerging Markets Intangible Value ETF	0.60%	September 4, 2024
NEWZ	StockSnips AI-Powered Sentiment US All Cap ETF	0.75%	March 9, 2024
EMEM	Sophus Capital Emerging Market ETF	0.65%
EMSC	Sophus Capital Emerging Market Small Cap ETF	0.85%
MNVT	Moonvest ETF	0.75%
BUSM	EA Bridgeway Ultra-Small Company Market ETF	0.73%

Ticker Symbol	Fund	Rate	Original Effective Date[1]
BRSV	EA Bridgeway Select Small-Cap Value ETF	0.79%
BAGX	EA Bridgeway Aggressive Investors ETF	0.73%
GTND	Goaltender ETF	0.40%
HIS	Humilis US Focused Opportunities ETF	0.54%
HISM	Humilis US SMID Focused ETF	0.54%
HISV	Humilis US Large Cap Fundamental Value ETF	0.50%
HISD	Humilis US Dividend Growth Opportunities ETF	0.50%
OTAX	Optimal Tax Managed Equity ETF	0.49%
BWQG	BWM Quality Growth ETF	0.70%
SGIV	Significance Capital Enhanced Alpha ETF	0.60%
AAUS	Alpha Architect US Equity ETF[8]	0.0945%	September 6, 2024
AAGL	Alpha Architect Global Equity ETF[2]	0.25%
BOXS	Alpha Architect 1-3 Year Box ETF[2]	0.1949%
BOXI	Alpha Architect Intermediate-Term Treasury Bond ETF[2]	0.1949%
BOXL	Alpha Architect Long-Term Treasury Bond ETF[2]	0.1949%
BOXA	Alpha Architect Aggregate Bond ETF[2]	0.1949%	December 17, 2025
BOXP	Alpha Architect Inflation-Protected Securities ETF[2]	0.1949%
BOXR	Alpha Architect Real Estate ETF[2]	0.1949%
DRAI	Draco AI Evolution ETF[2]	0.85%	June 24, 2024
TIH	The Investment House ETF	1.00%
QFF	Qualivian Focus Fund ETF	0.50%
CGFS	CG Flagship Equity ETF	0.57%
XUSM	MarketDesk International Momentum ETF	0.75%
SFEI	Sequoia Select Equity Income ETF	0.39%
SFLC	Sequoia Select Large Core ETF	0.39%
SFLG	Sequoia Select Large Growth ETF	0.39%
SFSM	Sequoia Select SMID ETF	0.39%
SFGS	Sequoia Select Global Equity ETF	0.39%
BWCE	Brickworks Core US Equity ETF	0.60%
BWEM	Brickworks Extended Market ETF	0.65%
AAWE	3A All World Equity ETF	0.49%
LUNC	Longnook Uncommon Compounders ETF	0.75%
1 The Original Effective Date column only applies to Funds whose original advisory agreement has been consolidated into this Agreement subsequent to its effectiveness.
2 The Fund’s original advisory agreement has been consolidated into this Agreement subsequent to the Fund’s commencement of operations.
3 Effective January 14, 2025, the management fee was reduced from 0.94% to 0.50%.
4 Formerly known as the Alpha Architect Value Momentum Trend ETF.
5 Effective January 31, 2025, the Fund’s management fee applies on the daily average net assets of the Fund that are not invested in Alpha Architect U.S. Quantitative Value ETF, Alpha Architect International Quantitative Value ETF, Alpha Architect U.S. Quantitative Momentum ETF, or Alpha Architect International Quantitative Momentum ETF, subject to a minimum management fee of 0.05%.
6 Effective November 5, 2025, the Fund’s management fee was reduced from 0.39% to 0.25%.
7 Reflects 0.01% fee reduction effective February 1, 2026.
8 Reflects 0.0555% fee reduction effective May 1, 2026.
9 Reflects a 0.14% fee reduction effective July 20, 2026.
10 Reflects a 0.32% fee reduction effective July 20, 2026.

11 Formerly known as the Discipline Fund ETF.

(signature page follows)

IN WITNESS WHEREOF, the parties hereto have this Schedule A to be executed by their duly authorized officers as of September 2, 2026.

EMPOWERED FUNDS, LLC		EA SERIES TRUST, on behalf of each Fund listed on this Schedule A

By:	/s/Sean Hegarty	By:	/s/Michael D. Barolsky
Name:	Sean Hegarty	Name:	Michael D. Barolsky
Title:	Chief Operating Officer	Title:	Vice President and Secretary